SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2002

Commission File No. 001-12392

NDCHealth Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	58-0977458
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification Number)

NDC Plaza, Atlanta, Georgia	30329-2010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 728-2000

None
(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits

Exhibit 99.1

(a)    Press Releases dated May 29, 2002:

1)	“NDCHealth Announces Transactions with TechRx and ArcLight to Expand Offerings for Pharmacies,” and

2)	“NDCHealth Announces Alliance with Cardinal Health to Expand Offerings for Pharmacies.”

(b)    Schedules:

1)	NDCHealth Corporation (unaudited) Consolidated Statements of Income for fiscal 2001 (by quarter)(normalized) and the nine months ended March 1, 2002 (by quarter)(GAAP), and

2)	NDCHealth Corporation (unaudited) Consolidated Statements of Income (GAAP) for fiscal 2001 (by quarter) and the nine months ended March 1, 2002 (by quarter).

We previously accounted for our investment in TechRx under the cost method. Due to our additional investment in TechRx, Accounting Principles Board Opinion No. 18 requires TechRx to be treated as if we had accounted for TechRx as an equity investment since the inception of the initial investment. Accordingly, our financial statements provided in Exhibits 99.1 (b) 1 and 2 have been retroactively adjusted as if we had used the equity method rather than the cost method during previous periods.

As an indication of the historical performance of the continuing NDCHealth business, in Exhibit 99.1 (b) 1 to this report, we have provided certain financial information regarding NDCHealth, the stand-alone healthcare information business segment that remains after the spin-off of Global Payments Inc. The financial information presented in this exhibit has been “normalized” for certain items discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended May 31, 2001.

Item 9.    Regulation FD Disclosure

On May 29, 2002, NDCHealth Corporation issued a press release which is filed herewith as Exhibit 99.1 (a).

Additionally, we have established a new $150 million revolving credit facility. We have also repaid the $50 million short term loan from our existing cash balance.

The total cash outlay for the TechRx and ScriptLine transactions discussed in Exhibit 99.1 (a) was $121 million. Of this amount, $91 million was financed through the new credit facility and the remainder was from our existing cash reserves. We have also issued approximately 400,000 shares of unregistered common stock valued at $12 million in conjunction with the TechRx transaction.

As a result of the adjustments and the other principles and assumptions discussed above and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended May 31, 2001, which are the basis of our presentation of the financial schedule filed in Exhibit 99.1 (b) 1, please note that this financial schedule does not reflect our historical financial statements.

When used in this report, and the exhibits hereto, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions and statements that are necessarily dependent on future events are intended to identify forward-looking statements concerning the Company’s business operations, economic performance and financial condition. These include, but are not limited to, statements regarding the Company’s business strategy and means to implement the strategy, the Company’s expected business outlook and anticipated financial and operating results, the Company’s objectives, the amount of future capital expenditures, the likelihood of the Company’s success in developing and introducing new products and expanding its business, the timing of the introduction of new and modified products or services, the ability to consummate and integrate acquisitions, and the expected benefits and prospects for acquisitions and alliances. For such statements, the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 is applicable and invoked. Such statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies that are subject to change. Actual revenues, revenue growth and margins will be dependent upon all such factors and results subject to risks related to the implementation of changes by the Company, the failure to implement changes, customer acceptance of such changes or lack of change. Actual results of events could differ materially from those anticipated in the Company’s forward-looking statements as a result of a variety of factors, including: (a) those set forth in the Company’s Annual Report on Form 10-K for the period ended May 31, 2001 which are incorporated herein by this reference; (b) those set forth elsewhere herein; (c) those set forth from time to time in the Company’s press releases and reports and other filings made with the Securities and Exchange Commission; and (d) those set forth from time to time in the Company’s analyst calls and discussions. In addition, the Company is currently unable to assess the impact, if any, on its financial performance that may result from the economic effects of the recent or any future terrorist attacks on the United States. The Company cautions that such factors are not exclusive. Consequently, all of the forward-looking statements made herein are qualified by these cautionary statements and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update forward-looking or other statements or to publicly release the results of any revisions of such forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NDCHEALTH CORPORATION (Registrant)

By:	/s/ RANDOLPH L.M. HUTTO
Randolph L.M. Hutto Chief Financial Officer (Principal Financial Officer)
Date: May 29, 2002

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